EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 3, 2005

LIBERTY MEDIA INTERNATIONAL, INC.
SETS DATE FOR STOCKHOLDER MEETING
TO VOTE ON LIBERTY GLOBAL, INC. MERGER

ENGLEWOOD, Colorado — Liberty Media International, Inc. (LMI) (NASDAQ: LBTYA, LBTYB) announced that it has set June 15, 2005 as the date of its Annual Meeting of Stockholders to vote on, among other proposals, the previously announced combination of LMI and UnitedGlobalCom, Inc. (UGC) (NASDAQ: UCOMA) under a new parent company named Liberty Global, Inc.

Holders of record of LMI common stock as of 5:00 p.m., New York time, on May 3, 2005 (the Record Date) will be entitled to vote at the meeting. The meeting will be held at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124. The meeting will begin at 9:00 a.m., local time, on June 15th. The joint proxy statement/prospectus and related materials will be mailed on or about May 9, 2005 to stockholders of record on the Record Date.

Additional Information

Liberty Global, Inc. (LGI) has filed a Registration Statement on Form S-4 containing a definitive joint proxy statement/prospectus related to the proposed business combination between LMI and UGC. LMI AND UGC STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Investors may obtain a copy of the definitive joint proxy statement/prospectus and other documents related to the transaction free of charge at the SEC’s website (http://www.sec.gov). Copies of the definitive joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media International, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations Telephone: (877) 783-7676, or to UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, Attn: Investor Relations Department Telephone (303) 770-4001.

Participants in Solicitation

The proposed directors and executive officers of Liberty Global and the directors and executive officers of LMI and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed business combination. Information regarding Liberty Global’s proposed directors and executive officers and LMI’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/prospectus contained in the above-referenced Registration Statement.

About LMI

Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) owns interests in broadband distribution and content companies operating outside the U.S., principally in Europe, Asia, and Latin America. Through its subsidiaries and affiliates, LMI is the largest cable television operator outside the United States in terms of video subscribers. LMI’s businesses include UnitedGlobalCom, Inc., Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Liberty Cablevision of Puerto Rico, LLC and Pramer S.C.A.

LMI Contact
Mike Erickson
(800) 783-7676